EXHIBIT (5)(a)

FORM OF APPLICATION

TRANSAMERICA LIBERTY INDIVIDUAL FLEXIBLE PREMIUM VARIABLE ANNUITY APPLICATION
Home Office: 4 Manhattanville Road Purchase, NY 10577	Administrative Office:	Transamerica Financial Life Insurance Company 4333 Edgewood Road NE, Cedar Rapids, IA 52499

1. TYPE OF ANNUITY (SOURCE OF FUNDS)

Initial purchase payment $ ________________________________

Non qualified

☐ New Money ☐ 1035 Exchange

Qualified

☐ New Money ☐ Rollover ☐ Transfer

Qualified Type:

☐ IRA ☐ Roth IRA ☐ SEP/IRA ☐ 403(b)

☐ Roth Conversion ☐ Other _____________

IRA/SEP/ROTH IRA

$ ____________ Contribution for tax year _______

$ ____________ Trustee to Trustee Transfer

$ ____________ Rollover from

    ☐ IRA ☐ 403(b) ☐ Pension ☐ Other ____________

ROTH IRA Rollover

  __________ Date first established or date of conversion

$__________ Portion previously taxed

3. ANNUITANT

Complete only if different from Primary Owner.

First Name: ________________________________________

Last Name: ________________________________________

Address: __________________________________________

City, State: ________________________________________

Zip: ________-_________ Telephone: __________________

Email Address (optional): ____________________________

Date of Birth: ________________  Sex: ☐ Female ☐ Male

SSN: ___________________ Citizenship: ☐ U.S. ☐ Other

4. BENEFICIARY(IES) DESIGNATION

Name                         Relationship                   ☐ Primary

________________ ____________ ______% ☐ Contingent

Name                         Relationship                   ☐ Primary

________________ ____________ ______% ☐ Contingent

Name                         Relationship                   ☐ Primary

________________ ____________ ______% ☐ Contingent

Name                         Relationship                   ☐ Primary

________________ ____________ ______% ☐ Contingent

Name                         Relationship                   ☐ Primary

________________ ____________ ______% ☐ Contingent

5. GUARANTEED DEATH BENEFITS

If no option is specified, the Return of Premium Death Benefit will apply. Your selection cannot be changed after the policy has been issued.

☐ Annual Step-Up Death Benefit

☐ Return of Premium Death Benefit

2(a). PRIMARY OWNER INFORMATION

If no Annuitant is specified in #3, the Owner will be the Annuitant.

First Name: ___________________________________________

Last Name: ___________________________________________

Address: _____________________________________________

City, State: ___________________________________________

Zip: ________-_________ Telephone: _____________________

Email Address (optional): _______________________________

Date of Birth: ________________  Sex: ☐ Female ☐ Male

SSN/ TIN: _____________________ Citizenship: ☐ U.S. ☐ Other

2(b). JOINT OWNER INFORMATION (Optional)

First Name: ___________________________________________

Last Name: ___________________________________________

Address: _____________________________________________

City, State: ___________________________________________

Zip: ________-_________ Telephone: _____________________

Date of Birth: _________________  Sex: ☐ Female ☐ Male

SSN/TIN: _____________________ Citizenship: ☐ U.S. ☐ Other

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6. OTHER AVAILABLE RIDERS

If no selection is made, the benefit will not apply.

Guaranteed Minimum Withdrawal Benefit:

☐ 5 for Life

During the first five rider years, you may transfer amounts among the designated funds; however, you cannot transfer any amount to any other subaccount.

•	The Guaranteed Minimum Withdrawal Benefit Rider can be terminated independently of the policy to which it is attached, at any time after the fifth rider anniversary.

•	The Guaranteed Minimum Withdrawal Benefit Rider fee is currently 0.60% of the Total Withdrawal Base, and this fee covers the benefit provided by this rider. The Rider fee is only deducted from the Separate Account of the policy.

•	The Guaranteed Minimum Withdrawal Benefit under the Guaranteed Minimum Withdrawal Benefit Rider can only be taken as a withdrawal benefit and does not increase the Policy value.

•	Surrender of the Policy due to a reduction in the Policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the Guaranteed Minimum Withdrawal Benefit of the Guaranteed Minimum Withdrawal Benefit Rider has a positive value.

7. PORTFOLIO INVESTMENT STRATEGY

☐	Lump Sum	☐	Combined: Lump Sum and DCA Program (must total 100%)
	I elect to allocate 100% of my contributions according to percentage listed in Section 9 “Lump Sum Allocation Section”.		I elect to allocate as follows: __________% as a lump-sum contributions according to percentages listed in Section 9 “Lump Sum Allocation Section”.
☐	Dollar Cost Averaging (DCA) Program
	I elect to allocate 100% of my contributions according to percentage listed in Section 10 “DCA Transfer Allocation Section”.		__________% in the DCA Account and transferred according to percentages listed in Section 10 “DCA Transfer Allocation Section”.

8. DCA TRANSFER STRATEGY

DCA Strategy (There is a $500 minimum transfer amount for the DCA program.)

Transfer from: (Select 1 of the following)

☐	1. DCA Fixed Account:	☐	2. Money Market Account:
	☐6 Mo. ☐12 Mo. ☐18 Mo. ☐24 Mo. ☐Other		☐6 Mo. ☐12 Mo. ☐18 Mo. ☐24 Mo. ☐Other
	(Specify period and frequency)		(Specify period and frequency)

Complete Section 10 for DCA transfer allocation.

9. LUMP SUM ALLOCATION		10. DCA TRANSFER ALLOCATION

DESIGNATED FUNDS		DESIGNATED FUNDS

.0%	DCA Fixed Accounts	Transfer To:

Fixed Accounts:		.0%	Asset Allocation - Conservative Portfolio - Service Class
.0%	1 Year Fixed Guarantee Period Option

Subaccounts:		.0%	Asset Allocation - Moderate Portfolio - Service Class
.0%	Asset Allocation - Conservative Portfolio - Service Class
		.0%	Asset Allocation - Moderate Growth Portfolio - Service Class

.0%	Asset Allocation - Moderate Portfolio - Service Class	.0%	Transamerica Money Market - Service Class
.0%	Asset Allocation - Moderate Growth Portfolio - Service Class	100 .0% TOTAL
.0%	Transamerica Money Market - Service Class
100 .0% TOTAL

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11. ASSET REBALANCING		13. AGENT INFORMATION

I elect to rebalance the variable subaccounts according to my lump sum allocation using the frequency indicated below.		Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

Does not include fixed accounts and not available with DCA.		☐ No ☐ Yes

If you would like to rebalance to a mix other than the indicated Allocation of Purchase Payments, please complete the Optional Programs Form.		I HAVE REVIEWED THE APPLICANT’S EXISTING ANNUITY COVERAGE AND FIND THIS COVERAGE IS APPROPRIATE FOR HIS/HER NEEDS.
☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

12. SIGNATURE(S) OF AUTHORIZATION ACCEPTANCE		#1: Registered Rep/Licensed Agent

☐ Check here if you want to be sent a copy of “Statement of Additional Information.”		Print First Name:

Will this annuity replace or change any existing annuity or life insurance? ☐ No ☐ Yes (If yes, complete the following)		Last Name:
Signature: X
Company:		Rep Phone #:
Policy No.:		Email Address (Optional):

•        To the best of my knowledge and belief, my statements and answers to the questions on this application are correct and true.

•        I am in receipt of a current prospectus for this variable annuity.

•        This application is subject to acceptance by Transamerica Financial Life Insurance Company. If this application is rejected for any reason, Transamerica Financial Life Insurance Company will be liable only for return of purchase payment paid.

•        Account values when allocated to any of the subaccounts in Sections 9 and 10 are not guaranteed as to fixed dollar amount.

I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS COVERAGE APPROPRIATE FOR MY NEEDS.

SSN/TIN:
#2: Registered Rep/Licensed Agent
Print First Name:
Last Name:
Signature: X
Rep Phone #:
Email Address (Optional):
SSN/TIN:
Firm Name:
Firm Address:

Signed at:	/ /	For Registered Representative Use Only - Contact your home office for program information.
City State Date

Owner(s) Signature: X		☐ Option A ☐ Option B

Joint Owner(s) Signature: X		(Once selected, program cannot be changed)

Annuitant Signature: (if not Owner) X

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